Exhibit 99.1

Financial Contact:

Dave Morgan

Interim Chief Financial Officer

MAPICS, Inc.

(678) 319-8583

dave.morgan@mapics.com

MAPICS REPORTS RESULTS FOR FIRST FISCAL QUARTER 2005

ATLANTA (February 3, 2005) - MAPICS, Inc. (Nasdaq/NM: MAPX) announced results for its first fiscal quarter ended December 31, 2004.

Key quarterly highlights (versus the prior year period) for MAPICS include:

•	Earnings were $0.19 per share compared to $0.09 per share.

•	Net income increased to $5.1 million from $2.3 million.

•	Total revenue increased to $48.3 million from $43.0 million.

•	License revenue increased to $14.5 million from $11.7 million.

•	License volume increased to $14.3 million from $9.2 million.

•	Cash flow from operating activities was $9.0 million versus ($0.3) million.

“The license revenue increase was due principally to an increase in customer demand for our Syteline software solutions both in the Americas and in our international markets,” remarked Dick Cook, president and chief executive officer. “We began to release translated versions of our Syteline 7 product within many of our foreign distribution channels in the third quarter of fiscal 2004. We signed contracts for a total of 56 new accounts this quarter with 45 being new Syteline customers. The increase in license revenue, with a greater percentage from Syteline, coupled with our prior restructuring efforts resulted in higher income from operations and improved cash flow.”

About MAPICS

MAPICS is one of the largest global providers of solutions focused exclusively on manufacturing. Building on more than 25 years of industry experience and proven success, MAPICS helps manufacturers be world class by gaining market share, operating at peak efficiency, and exceeding customer expectations. The MAPICS solutions include software – extended ERP, CRM, and supply chain management – and professional services. The solutions are implemented on the two industry-leading technology platforms – Microsoft and IBM.

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MAPICS, Inc. / 1000 Windward Concourse Parkway, Suite 100 / Alpharetta, GA 30005 / (678) 319-8000

MAPICS, Inc. Reports First Quarter Earnings

February 3, 2005

Headquartered in Atlanta, MAPICS has implemented solutions in more than 10,000 customer sites in more than 70 countries. For more information, visit www.mapics.com.

Due to the Company’s definitive agreement to be acquired by Infor Global Solutions, which was announced on Thursday, January 27, 2005, the Company will not hold a conference call to discuss its first quarter of 2005 results.

MAPICS is a trademark of MAPICS, Inc. The correct usage of the MAPICS name is all capitals. Other brand and product names may be trademarks of their respective owners.

Forward Looking Disclaimer

Statements in this press release or otherwise attributable to Infor or MAPICS regarding their business which are not historical facts, including those regarding closing the contemplated transaction, benefits associated with the contemplated transaction, and financial and operating results of the combined entity post closing are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “opportunity,” “expect,” “anticipate,” “believes” and similar expressions as well as statements regarding the closing of the contemplated transaction are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of performance and are inherently subject to risks and uncertainties, none of which can be predicted or anticipated. Future events and actual results, financial or otherwise, could differ materially from those contained herein. Important factors that could cause the actual results to differ materially from the Infor and MAPICS’ expectations include the ability of the parties to consummate the transaction, including obtaining acceptable financing and other approvals necessary, the ability of the parties to successfully manage and establish relationships with third parties, the ability of the parties to successfully and profitably integrate products and operations, competition in the market for business software in the manufacturing industry, as well as other factors set forth from time to time in the Infor and MAPICS’ respective reports filed with the Securities and Exchange Commission. Infor and MAPICS undertake no obligation to revise or publicly update such forward-looking statements whether as result of new information or otherwise.

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MAPICS, Inc. Reports First Quarter Earnings

February 3, 2005

MAPICS, Inc. and Subsidiaries

Selected Condensed Consolidated Financial Data

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2004	2003
Total revenue	$48,335	$43,035

Net income	$5,108	$2,284
Net income per common share (basic)	$0.20	$0.10
Weighted average common shares (basic)	25,506	23,000

Net income per common share (diluted)	$0.19	$0.09
Weighted average common shares (diluted)	26,268	25,928

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MAPICS, Inc. Reports First Quarter Earnings

February 3, 2005

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2004	2003
Revenue:
License	$14,528	$11,693
Services	33,807	31,342

Total revenue	48,335	43,035

Operating expenses:
Cost of license revenue	4,709	4,997
Cost of services revenue	12,785	12,887
Selling and marketing	12,425	11,804
Product development	4,254	3,630
General and administrative	5,394	5,939

Total operating expenses	39,567	39,257

Income from operations	8,768	3,778

Interest expense, net	39	(153)

Income before income tax expense	8,807	3,625
Income tax expense	3,699	1,341

Net income	$5,108	$2,284

Net income per common share – BASIC	$0.20	$0.10

Weighted average number of common shares outstanding	25,506	23,000

Net income per common share – DILUTED	$0.19	$0.09

Weighted average number of common shares and common equivalent shares outstanding	26,268	25,928

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MAPICS, Inc. Reports First Quarter Earnings

February 3, 2005

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2004	September 30, 2004
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$34,696	$26,407
Accounts receivable, net	41,647	36,275
Deferred royalties and commissions	14,864	15,759
Other current assets, net	7,040	7,553

Total current assets	98,247	85,994
Property and equipment, net	4,417	4,531
Computer software costs, net	29,034	29,307
Goodwill and other intangible assets, net	47,953	48,409
Other non-current assets, net	13,365	16,083

Total assets	$193,016	$184,324

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$35,584	$34,197
Restructuring reserve, current	1,182	1,808
Deferred license revenue	15,952	16,199
Deferred services revenue	62,417	60,875

Total current liabilities	115,135	113,079
Restructuring reserve, non-current	1,753	1,899
Other non-current liabilities	486	575

Total liabilities	117,374	115,553
Total shareholders’ equity	75,642	68,771

Total liabilities and shareholders’ equity	$193,016	$184,324

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MAPICS, Inc. Reports First Quarter Earnings

February 3, 2005

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2004	2003
Cash flows from operating activities:
Net income	$5,108	$2,284
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	633	696
Amortization	2,813	3,460
Provision for bad debts	743	704
Deferred income taxes	3,147	1,354
Other non-cash items, net	(6)	11
Changes in operating assets and liabilities:
Accounts receivable	(5,123)	4,766
Deferred royalties & commissions	1,268	2,156
Other assets, current & non-current	428	1,217
Restructuring reserve, current & non-current	(824)	(1,260)
Deferred license revenue	(544)	(2,294)
Deferred services revenue	402	(5,792)
Other liabilities, current & non-current	988	(7,561)

Net cash provided by (used for) operating activities	9,033	(259)

Cash flows from investing activities:
Purchases of property and equipment	(471)	(420)
Additions to computer software costs	(1,972)	(2,563)
Acquisition related costs	—	—

Net cash used for investing activities	(2,443)	(2,983)

Cash flows from financing activities:
Proceeds from stock options exercised	1,203	1,838
Proceeds from employee stock purchases	222	264
Proceeds from revolving credit facility	—	1,500
Principal repayments of long-term debt	—	(1,250)
Other financing activities, net	—	(9)

Net cash provided by financing activities	1,425	2,343

Effect of exchange rate changes on cash	274	142

Net increase (decrease) in cash and cash equivalents	8,289	(757)
Cash and cash equivalents at beginning of period	26,407	21,360

Cash and cash equivalents at end of period	$34,696	$20,603

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